Exhibit 5.1

Our ref: MMCD\03 2031 2954 Partner: Marie McDonald Direct line: +61 3 9679 3264 Email: marie.mcdonald@ashurst.com 4 May 2012	Ashurst Australia Level 26 181 William Street Melbourne VIC 3000 Australia GPO Box 9938 Melbourne VIC 3001 Australia Tel +61 3 9679 3000 Fax +61 3 9679 3111 DX 388 Melbourne www.ashurst.com
Tronox Limited 1 Brodie Hall Drive Technology Park BENTLEY WA 6102

Registration Statement on Form S-4 Issue of 16,445,827 Class A Shares

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as Australian legal counsel to Tronox Limited, a company incorporated in Australia (the “Company”). This opinion letter is being delivered in connection with the proposed registration by Tronox Incorporated, a Delaware corporation, (“Tronox Incorporated”) and the Company of 16,445,827 Class A ordinary shares in the Company (each a “Class A Share”) pursuant to a Registration Statement on Form S-4 (Registration No. 333-178835) initially filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2011 and subsequently amended, for the purposes of registering the offering of the Class A Shares under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”. (Capitalized terms used but not defined in this opinion have the same meaning as is given to those terms in the Registration Statement.)

In connection with the preparation of this letter, we have, among other things, read:

(a)	the Registration Statement;

(b)	the Transaction Agreement;

(c)	such constituent documents and corporate records of the Company as deemed necessary by us;

(d)	a search of the public database maintained by the Australian Securities and Investments Commission;

(e)	a certified copy of resolutions of the Board of Directors of the Company; and

(f)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver this opinion.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we are of the following opinion:

(a)	The Company is duly incorporated and validly existing under the Corporations Act 2001 (Commonwealth of Australia) (the “Corporations Act”) as a company limited by shares.

AUSTRALIA BELGIUM CHINA FRANCE GERMANY HONG KONG SAR INDONESIA (ASSOCIATED OFFICE) ITALY JAPAN

PAPUA NEW GUINEA SINGAPORE SPAIN SWEDEN UNITED ARAB EMIRATES UNITED KINGDOM UNITED STATES OF AMERICA

Ashurst Australia (ABN 75 304 286 095) is a general partnership constituted under the laws of the Australian Capital Territory carrying on practice under the name “Ashurst” under licence from Ashurst LLP. Ashurst LLP is a limited liability partnership registered in England and Wales, and is a separate legal entity from Ashurst Australia. In Asia, Ashurst Australia, Ashurst LLP and their respective affiliates provide legal services under the name “Ashurst”. Ashurst Australia, Ashurst LLP or their respective affiliates has an office in each of the places listed above.

Tronox Limited	4 May 2012	Page 2

(b)	When issued in accordance with the Transaction Agreement, the Class A Shares issued in the Transaction on consummation of the First Merger will be validly issued, fully paid, and nonassessable. The term “nonassessable” is not a term which is used for the purposes of Australian company law. Our opinion is based (and we rely) on advice from Tronox Incorporated’s US Counsel that the term “nonassessable”, when used in relation to Class A Shares, means that no calls for further payment may be made upon those shares or upon the holders of those shares solely by reason of their ownership of the shares.

Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter:

(i)	the Constitution of the Company reviewed by us is the Constitution of the Company which will be in force when the Class A Shares are issued;

(ii)	the directors of the Company have acted in accordance with their duties in causing the Company to enter into the Transaction Agreement and in resolving to issue the Class A Shares issued in the Transaction;

(iii)	the resolution of the directors of the Company resolving to issue the Class A Shares was passed at a properly convened meeting of the directors of the Company at which all requirements relating to the declaration of directors’ interests were duly observed and all directors who voted were entitled to do so;

(iv)	when the First Merger is completed, all persons who are issued Class A Shares will have agreed to become members of the Company and their names will have been entered on the register of members of the Company;

(v)	where an obligation under the Transaction Agreement and any agreement contemplated by it (the “Transaction Documents”) is to be performed in a jurisdiction other than Western Australia, its performance will not be illegal or unenforceable under the laws of that jurisdiction;

(vi)	each party to a Transaction Document entered into the Transaction Document in good faith and the entry by that party into, and the performance of obligations by that party under, the Transaction Document are in its best interests and for the purpose of its business;

(vii)	no person has contravened or will contravene any applicable law by entering into a Transaction Document or giving effect to a transaction in connection with a Transaction Document;

(viii)	each party to a Transaction Document was solvent at the time of and immediately after entering into the Transaction Document;

(ix)	each document we have reviewed for purposes of this letter is complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and that each such document was duly authorized by all requisite corporate action of parties, other than the Company, and that such documents were duly executed and delivered by each party thereto, other than the Company.

Tronox Limited	4 May 2012	Page 3

In preparing this letter, we have relied without independent verification upon: (i) information obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company and Tronox Incorporated or their representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement as the attorneys who will pass upon the validity of the Class A Shares to be issued in the Transaction. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion relates only to the laws of Western Australia (“Relevant Jurisdiction”) and the federal laws of Australia as they apply in the Relevant Jurisdiction as in force at 9.00 am (Perth time) on the date of this opinion (“Relevant Laws”). This opinion is limited to the matters referred to and is not to be construed as extending to any other matters. In particular (but without limiting the generality of the foregoing), no opinion is expressed as to what further documentation may need to be entered into, or what other requirements may need to be complied with, to permit an offering of Class A Shares in Australia or any other jurisdiction.

We express no opinion as to, nor have we taken into account, the implications of any pending or foreshadowed legislative or regulatory proposal or amendment or of any litigation, hearing or pending judgment in the Relevant Jurisdiction including but not limited to any matter not yet decided on appeal.

This opinion is given on the basis that it will be construed in accordance with the Relevant Laws.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law , or for any other reason.

This letter is being furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Yours faithfully,

/s/ Ashurst Australia

Ashurst Australia